EXHIBIT 16.1

CHERRY
BEKAERT &                           July 15, 1999
HOLLAND

Certified Public
Accountants &
Consultants

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We agree with the statements in Item 14 included in the attached Form 10 dated July 15, 1999 of Apple Homes Corporation, Inc. in the following respects.

     We were dismissed as the independent auditors of the Company in March 1998.

     There were no disagreements with the Company within the two-year period ended March 31, 1997 on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; or during the interim period of april 1, 1997 through January 26, 1998, the date of our report on the Company's financial statements for the years ended March 31, 1997 and 1996. We have not performed any services for the Company since we issued our report on the 1997 and 1996 consolidated financial statements. Our report on the Company's consolidated financial statements for the years ended March 31, 1997 and 1996 contained an unqualified opinion.

We have no knowledge of the other events described by the Company in the filing.

                                           Yours very truly,

                                          /s/  Cherry, Bekaert & Holland, L.L.P.
                                          --------------------------------------
                                          CHERRY, BEKAERT & HOLLAND, L.L.P.


                       Cherry, Bekaert & Holland, L.L.P.
1029 Greene Street (30901) - P.O. Box 2247 - Augusta, GA 30903 - (706) 724-3557
                               Fax (706) 724-1667

 Offices Throughout The Southeast - Represented Internationally Through Summit
                         International Associates, Inc.

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